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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-201445

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

1.000% Notes due 2024	€575,000,000	99.191%	€570,348,250	$70,036.51

(1)
The filing fee of $70,036.51 is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, using an exchange rate of €1.00 = $1.0595, the noon buying rate published by the Federal Reserve Bank of New York for the euro/U.S. dollar exchange rate on November 25, 2016.

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 12, 2015)

€575,000,000

Ecolab Inc.

1.000% Notes due 2024

        The notes will bear interest at a rate of 1.000% per year. Interest on the notes will be payable annually in arrears on January 15 of each year, beginning January 15, 2018. We may redeem the notes at our option, in whole at any time or in part from time to time, at the applicable redemption prices set forth under "Description of the Notes—Optional Redemption." In addition, we may redeem the notes, at our option, in whole but not in part in the event of certain developments affecting United States taxation as described under the heading "Description of Notes—Redemption for Tax Reasons." If a change of control repurchase event as described herein occurs, unless we have exercised our option to redeem the notes, we will be required to offer to repurchase the notes at the price described under "Description of the Notes—Offer to Repurchase upon a Change of Control Repurchase Event."

        The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior indebtedness from time to time outstanding. The notes will be issued in book-entry form only, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

        Investing in the notes involves risks that are described under "Risk Factors" beginning on page S-8 of this prospectus supplement and the risks discussed elsewhere in this prospectus supplement, the accompanying prospectus and the documents we file with the U.S. Securities and Exchange Commission.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        Currently there is no public market for the notes. We intend to apply to list the notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such listing is obtained, we have no obligation to maintain such listing and may delist the notes at any time.

	Per Note	Total

Public offering price(1)	99.191%	€570,348,250

Underwriting discount	0.400%	€ 2,300,000

Proceeds, before expenses, to us	98.791%	€568,048,250

(1)
Plus accrued interest from December 8, 2016, if settlement occurs after that date.

        The underwriters expect to deliver the notes to purchasers in book-entry form through Clearstream Banking S.A., and Euroclear Bank SA/NV, against payment on or about December 8, 2016.

Joint Book-Running Managers
BofA Merrill Lynch	J.P. Morgan	MUFG
Senior Co-Manager
Citigroup
Co-Managers
Mizuho Securities		UniCredit Bank

The date of this prospectus supplement is December 1, 2016.

Prospectus Supplement

Prospectus

        No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we have authorized, and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any such free writing prospectus is correct as of any time subsequent to the date of such information.

        Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

S-i

        The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, solicitation or an invitation on our behalf or the underwriters or any of them, to subscribe to or purchase any of the notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. See "Underwriting."

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which contains the specific terms of this offering of notes and certain other matters relating to Ecolab. The second part is the prospectus dated January 12, 2015, which is part of our Registration Statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the "SEC") and contains more general information about, among other things, debt securities we may offer from time to time, some of which does not apply to this offering of notes.

        This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined.

        You will find more information about us in the prospectus. Any statements made in this prospectus supplement or the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the notes. You should also read and consider the information in the documents to which we have referred you in "Where You Can Find More Information" in the prospectus accompanying this prospectus supplement.

        Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to "Ecolab," "we," "our," "us," "the Company" or similar references are to Ecolab Inc. and its consolidated subsidiaries, which, prior to December 1, 2011, did not include Nalco Holding Company and its subsidiaries and, since December 1, 2011, has included Nalco Holding Company and its subsidiaries. References to "Nalco" refer to Nalco Holding Company and its consolidated subsidiaries.

        References in this prospectus supplement and the accompanying prospectus to "$" and "U.S. dollars" are to the currency of the United States. References to "€" and "euro" in this prospectus supplement are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. No representation is made that any euro amounts converted into U.S. dollars as presented in this prospectus supplement could have been or could be converted into U.S. dollars at any such exchange rate or at all.

        Unless otherwise specified, the euro/U.S. dollar rate of exchange used in this prospectus supplement is €1.00 = $1.0595, which is the noon buying rate in New York City for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York for euros on November 25, 2016.

        The notes are offered globally for sale only in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized and the offering or sale of the notes in some jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any such free writing prospectus should inform themselves about and observe any applicable restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See "Underwriting—Selling Restrictions."

S-iii

        IN CONNECTION WITH THIS OFFERING, MERRILL LYNCH INTERNATIONAL (THE "STABILIZING MANAGER") (OR ANY PERSON ACTING ON ITS BEHALF IN THIS CAPACITY), MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, STABILIZATION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES.

        THE UNDERWRITERS HAVE ADVISED US THAT ANY STABILIZATION ACTION COMMENCED WILL BE CARRIED OUT IN ACCORDANCE WITH APPLICABLE LAWS AND REGULATIONS.

Notice to Prospective Investors in the European Economic Area

        This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State") will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer in that Relevant Member State of the notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. The expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement and the accompanying prospectus may only be communicated or caused to be communicated in the United Kingdom to persons having professional experience in matters relating to investments and qualifying as investment professionals under Article 19 (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") or to persons falling within Article 49 (2)(a) to (d) (e.g., high net worth companies and unincorporated associations) of the Order or to any other person to whom this prospectus supplement and the accompanying prospectus may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "Relevant Persons").

        Neither this prospectus supplement and the accompanying prospectus nor the notes are or will be available to persons who are not Relevant Persons and this prospectus supplement and the accompanying prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. The communication of this prospectus supplement and the accompanying prospectus to any persons in the United Kingdom who is not a Relevant Person is unauthorized and may contravene the Financial Services and Markets Act 2000, as amended (the "FSMA").

S-iv

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC, including the registration statement of which this prospectus supplement and the accompanying prospectus is a part, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC Public Reference Room in Washington, D.C. by calling the SEC at (800) 732-0330. Our filings are also available to the public from the website maintained by the SEC at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange (the "NYSE") under the trading symbol "ECL." Our reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        The SEC's rules allow us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus. Information that we file subsequent to the date of this prospectus supplement with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any future filings made by us with the SEC under Sections 13 (a), 13(c), 14 and 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the initial filing of this prospectus supplement and prior to the time that we sell all of the securities offered by this prospectus supplement and the accompanying prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015;

  •
  our Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016; and

  •
  our Current Reports on Form 8-K filed on January 14, 2016, February 25, 2016, May 6, 2016, September 26, 2016 and October 18, 2016.

        We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K into this filing or any future filings, unless specifically stated otherwise. You may obtain copies, without charge, of documents incorporated by reference in this prospectus supplement and the accompanying prospectus, by requesting them in writing or orally. To receive any such copy, call or write:

Ecolab Inc.
370 Wabasha Street North
St. Paul, Minnesota 55102
Attn: Corporate Secretary
1-800-232-6522

        Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus supplement and the accompanying prospectus.

        General information about Ecolab, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.ecolab.com/investor as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus supplement or the accompanying prospectus or our other securities filings.

S-v

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein by reference, may contain "forward-looking statements" within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those of such forward-looking statements. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. In this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, we discuss expectations regarding our business, financial condition and results of operations. Without limiting the foregoing, words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "we believe," "we expect," "estimate," "project" (including the negative or variations thereof) or similar terminology, generally identify forward-looking statements. Forward-looking statements may also represent challenging goals for us. These statements, which represent our expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such forward-looking statements. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made.

        Additional risks and uncertainties that may affect operating results and business performance are set forth under Item 1A of Ecolab's Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016, which are incorporated by reference herein, and include:

  •
  the continued vitality of the markets we serve, including well completion and stimulation; oil and gas production; and refinery and petrochemical plant markets served by our Global Energy segment, which may be impacted by substantial fluctuations in oil and gas prices;

  •
  the impact of worldwide economic factors such as the economy, capital flows, interest rates and foreign currency risk;

  •
  our dependence on key personnel to lead our business;

  •
  our ability to execute on key business initiatives including investments in ERP systems to integrate and streamline our processes and to improve our competitiveness;

  •
  information technology system failures, network disruptions and breaches in data security;

  •
  political, economic and legal risks relating to our non-U.S. operations;

  •
  the costs and effects of complying with laws and regulations relating to the environment, including evolving climate change standards, and to the manufacture, storage, distribution, sale and use of our products, as well as to the conduct of our business generally, including employment and labor laws;

  •
  the lawsuits in which our subsidiaries are defendants which could expose us to monetary damages or settlement costs;

  •
  claims relating to products and services we supply, including pending claims relating to the use of our products during the response to the Deepwater Horizon oil spill;

  •
  our ability to develop competitive advantages through value, innovation and customer support;

  •
  fluctuations in the supply or cost of raw materials and delivered products;

  •
  our indebtedness which will impact our financial flexibility;

  •
  the ability to acquire and effectively integrate complementary businesses;

S-vi

  •
  restraints on pricing flexibility due to contractual obligations;

  •
  consolidation of our customers and vendors;

  •
  public health outbreaks;

  •
  we incur significant expenses related to the amortization of intangible assets and may be required to report losses resulting from the impairment of goodwill or other assets recorded, each in connection with completed or future acquisitions;

  •
  the recoverability of deferred tax assets;

  •
  chemical spills or releases;

  •
  the occurrence of litigation or claims;

  •
  the loss or insolvency of a major customer or distributor;

  •
  acts of war, terrorism or hostilities, natural or man-made disasters, water shortages or severe weather conditions which impact our markets; and

  •
  other uncertainties or risks reported from time to time in our reports to the SEC.

        You should carefully consider all of the information in or incorporated by reference into this prospectus supplement and the accompanying prospectus prior to investing in the notes. Except as may be required under applicable law, we undertake no duty to update our forward-looking statements.

S-vii

 PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you in making a decision whether or not to purchase notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents filed with the SEC that are incorporated by reference herein and therein before investing in the notes. You should also carefully consider the matters discussed in the section entitled "Risk Factors" in Item 1A of Ecolab's Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Ecolab's Business

        With 2015 sales of $13.5 billion, we are the global leader in water, hygiene and energy technologies and services that protect people and vital resources. We deliver comprehensive programs and services to promote safe food, maintain clean environments, optimize water and energy use and improve operational efficiencies for customers in the food, energy, healthcare, industrial and hospitality markets in more than 170 countries. Our cleaning and sanitizing programs and products, pest elimination services, and equipment maintenance and repair services support customers in the foodservice, food and beverage processing, hospitality, healthcare, government and education, retail, textile care and commercial facilities management sectors. Our products and technologies are also used in water treatment, pollution control, energy conservation, oil production and refining, steelmaking, papermaking, mining and other industrial processes.

Corporate Information

        Our principal executive offices are located at 370 Wabasha Street North, St. Paul, Minnesota 55102. Our telephone number at our principal executive offices is 1-800-232-6522. Our Internet website address is www.ecolab.com. The information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

 The Offering

        The following summary describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. This summary does not contain all the information that may be important to you. For a more complete understanding of the notes, see "Description of the Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus. In this section, "Ecolab," "we," "us" and "our" are references to Ecolab Inc. only and not to any of its subsidiaries.

Issuer	Ecolab Inc.
Securities Offered	€575,000,000 principal amount of 1.000% notes due 2024.
Maturity	The notes will mature on January 15, 2024.
Interest	The interest rate per annum on the notes will be 1.000%. Interest on the notes will be payable annually in arrears on January 15 each year, beginning January 15, 2018.
Currency of Payment

All payments of principal of, and premium or redemption price, if any, and interest on, the notes, will be made in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. See "Description of the Notes—Issuance in Euro."

Additional Amounts

We will, subject to certain exceptions and limitations set forth herein, pay additional amounts on the notes as are necessary in order that the net payment by us of the principal of, and premium and redemption price, if any, and interest on the notes to a holder who is not a United States person, after withholding or deduction for any future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States will not be less than the amount provided in the notes to be then due and payable. See "Description of the Notes—Payment of Additional Amounts."

Optional Redemption	We may at our option redeem the notes, at any time in whole or from time to time in part, at the redemption prices described under "Description of the Notes—Optional Redemption."

Redemption for Tax Reasons

We may redeem the notes at our option in whole but not in part if the tax laws of the United States (or any taxing authority in the United States) change and we become obligated to pay additional amounts on the notes as described under "Description of the Notes—Payment of Additional Amounts." This redemption would be at 100% of the principal amount of the notes being redeemed, together with accrued and unpaid interest on the notes to but excluding the redemption date. See "Description of the Notes—Redemption for Tax Reasons."

Offer to Repurchase upon a Change of Control Repurchase Event

If we experience a "Change of Control Repurchase Event" (as defined in this prospectus supplement), unless we have exercised our option to redeem the notes, we will make an offer to purchase the notes at a purchase price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest to the date of repurchase. See "Description of the Notes—Offer to Repurchase upon a Change of Control Repurchase Event."

Ranking	The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior indebtedness.

As a holding company, our cash flow and our ability to pay our debt depends, in part, on the amount of cash that we receive from our subsidiaries. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary's creditors. At September 30, 2016, after giving pro forma effect to this offering and the application of the net proceeds as described under "Use of Proceeds," we had approximately $6.7 billion of indebtedness outstanding on a consolidated basis, of which $99.2 million of subsidiary indebtedness would be structurally senior to the notes.

Restrictive Covenants

The indenture governing the notes contains certain restrictions, including restricting our ability and the ability of certain of our subsidiaries to create or incur secured indebtedness. Certain sale and leaseback transactions are similarly restricted. See "Description of the Notes—Certain Covenants of the Company."

Use of Proceeds

We intend to use the net proceeds from the sale of the notes to repay a portion of our 3.000% senior notes due 2016 at maturity and our 4.585% Series B senior euro notes due 2016 at maturity and for general corporate purposes. See "Use of Proceeds."

Further Issues

We may from time to time, without notice to or the consent of the holders of the notes, issue additional debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) and ranking equally and ratably with the notes offered hereby, as described under "Description of the Notes—General." Any additional debt securities having such similar terms, together with the notes offered hereby, will constitute a single series of securities under the indenture.

Form

The notes will be issued in registered book-entry form and will be represented by global notes deposited with, or on behalf of, a common depositary on behalf of Clearstream Banking S.A. ("Clearstream"), and Euroclear Bank SA/NV ("Euroclear"), and registered in the name of the nominee of the common depositary. Beneficial interests in any of the notes will be shown on, and transfers will be effected through, records maintained by Clearstream and Euroclear and their participants, and these beneficial interests may not be exchanged for certificated notes, except in limited circumstances. See "Description of Notes—Book-Entry Procedures."

Denomination	The notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Listing

We intend to apply to list the notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

United States Federal Income Tax Consequences

If you are a holder subject to U.S. income tax, you will generally be taxed on stated interest on the notes as ordinary income at the time the interest is received or when it accrues, depending on your method of accounting for tax purposes. Any gain or loss you recognize on the sale, exchange, redemption or other disposition of a note will generally be capital gain or loss, subject to the special rules that apply to foreign currency transactions. The purchase of the notes in euros and payment of interest and proceeds upon disposition of the notes in euros may have significant tax consequences. You should consult your tax advisor regarding the United States federal, state, local or other tax consequences of acquiring, owning and disposing of the notes. See "United States Federal Income Tax Consequences."

Risk Factors	Investing in the notes involves risks. See "Risk Factors" for a description of certain risks you should particularly consider before investing in the notes.
Trustee	Wells Fargo Bank, National Association.

Paying Agent	Elavon Financial Services DAC, UK Branch.
Transfer Agent	Elavon Financial Services DAC.
Registrar	Elavon Financial Services DAC.
Selling Restrictions

The notes may be offered for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. You should carefully read and consider the information set forth in "About this Prospectus Supplement" and "Underwriting" before investing in the notes.

Governing Law	New York.
CUSIP / ISIN / Common Code	278865 AX8 / XS1529859321 / 152985932

Summary Consolidated Financial Data and Other Data

        The following table sets forth summary consolidated financial data and other data as of and for the periods presented. The summary consolidated financial and other data as of and for the five years ended December 31, 2015 have been derived from our audited consolidated financial statements. The summary consolidated financial and other data as of and for the nine months ended September 30, 2016 and 2015 have been derived from our unaudited consolidated financial statements and includes all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of this information. Results presented for the nine months ended September 30, 2016 are not necessarily indicative of results to be expected for the full year. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes and the other financial and statistical information included in our Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the period ended September 30, 2016, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Our results of operations include Nalco from and after December 1, 2011 and Champion Technologies, and its related company Corsicana Technologies, from and after April 10, 2013.

	Nine months ended September 30,		Year ended December 31,
	2016	2015	2015	2014	2013	2012	2011
			(U.S. dollars in millions)
Operations:
Net sales (including special (gains) and charges(1))	$9,800.7	$10,133.1	$13,545.1	$14,280.5	$13,253.4	$11,838.7	$6,798.5
Cost of sales (including special (gains) and charges(1)(2))	5,153.8	5,391.8	7,223.5	7,679.1	7,161.2	6,385.4	3,475.6
Selling, general and administrative expenses(2)	3,253.1	3,286.7	4,345.5	4,577.6	4,360.3	4,018.3	2,438.1
Special (gains) and charges	35.7	216.1	414.8	68.8	171.3	145.7	131.0

Operating income	1,358.1	1,238.5	1,561.3	1,955.0	1,560.6	1,289.3	753.8
Interest expense, net (including special (gains) and charges(1))	196.3	181.3	243.6	256.6	262.3	276.7	74.2

Income before income taxes	1,161.8	1,057.2	1,317.7	1,698.4	1,298.3	1,012.6	679.6
Provision for income taxes	286.7	262.9	300.5	476.2	324.7	311.3	216.3

Net income including noncontrolling interest	875.1	794.3	1,017.2	1,222.2	973.6	701.3	463.3
Net income attributable to noncontrolling interest (including special (gains) and charges(1))	11.8	1.1	15.1	19.4	5.8	(2.3)	0.8

Net income attributable to Ecolab	$863.3	$793.2	$1,002.1	$1,202.8	$967.8	$703.6	$462.5

Financial position (end of period):
Current assets(3)	$4,172.0	$4,642.4	$4,447.5	$4,853.0	$4,698.4	$4,892.0	$5,396.0
Property, plant and equipment, net	3,292.9	3,212.2	3,228.3	3,050.6	2,882.0	2,409.1	2,295.4
Goodwill, intangible and other assets, net(4)	10,913.9	11,028.7	10,965.9	11,523.8	12,027.4	10,234.5	10,460.1

Total assets	$18,378.8	$18,883.3	$18,641.7	$19,427.4	$19,607.8	$17,535.6	$18,151.5

	Nine months ended September 30,		Year ended December 31,
	2016	2015	2015	2014	2013	2012	2011
			(U.S. dollars in millions)
Current liabilities(3)(4)	$4,174.0	$3,556.6	$4,764.4	$4,367.9	$3,487.5	$3,052.4	$3,166.3
Long-term debt(4)	5,091.4	5,753.7	4,260.2	4,843.4	6,016.0	5,699.7	6,580.0
Postretirement health care and pension benefits	914.5	1,146.8	1,117.1	1,188.5	795.6	1,220.5	1,173.4
Other liabilities	1,257.1	1,583.6	1,519.6	1,645.5	1,899.3	1,402.9	1,490.7

Total liabilities	$11,437.0	$12,040.7	$11,661.3	$12,045.3	$12,198.4	$11,375.5	$12,410.4

Ecolab stockholders' equity	6,869.6	6,783.2	6,909.9	7,315.9	7,344.3	6,077.0	5,666.7
Noncontrolling interest	72.2	59.4	70.5	66.2	65.1	83.1	74.4

Total equity	6,941.8	6,842.6	6,980.4	7,382.1	7,409.4	6,160.1	5,741.1
Total liabilities and equity	$18,378.8	$18,883.3	$18,641.7	$19,427.4	$19,607.8	$17,535.6	$18,151.5

Ratio of earnings to fixed charges(5)	5.40	5.31	5.03	5.89	4.78	3.92	6.42

(1)
Net sales includes special charges of $29.6 in 2011; Cost of sales includes special charges of $61.9 in the nine month period ended September 30, 2016, $35.4 in the nine month period ended September 30, 2015, $80.6 in 2015, $14.3 in 2014, $43.2 in 2013, $93.9 in 2012, $8.9 in 2011; Net interest expense includes special charges of $2.5 in 2013, $19.3 in 2012 and $1.5 in 2011; Net income attributable to non-controlling interest includes special charges of $11.1 in the nine month period ended September 30, 2015, $12.8 in 2015, $0.5 in 2013 and $4.5 in 2012.

(2)
Effective in the first quarter of 2014, certain employee related costs from our recently acquired business that were historically presented within cost of sales were revised and reclassified to SG&A. These immaterial revisions were made to conform with management's view of the respective costs within the global organizational model. Total costs reclassified were $78.9 and $98.1 in 2013 and 2012, respectively.

(3)
During 2015, we changed our accounting policy for presenting derivatives subject to master netting agreements with the same counterparties, resulting in a reduction in our December 31, 2014 current assets and current liabilities.

(4)
During 2015, we early adopted the accounting guidance related to simplifying the presentation of debt issue costs, resulting in reductions to other assets, current liabilities and long-term debt across the 2011 to 2014 years presented.

(5)
For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and income or loss from equity investees plus fixed charges. Fixed charges consist of gross interest expense and amortized premiums and discounts plus an amount equivalent to interest included in rental charges.

RISK FACTORS

        You should carefully consider the following risk factors, the risk factors described in Item 1A of Ecolab's Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016, and the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before investing in the notes. These risks and uncertainties are not the only ones facing us. There may be other risks that a prospective investor should consider that are relevant to such investor's own particular circumstances or generally.

The notes are our senior unsecured obligations and structurally subordinated to the existing and future liabilities of our subsidiaries.

        The notes are our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other existing and future senior and unsubordinated obligations. The notes are not secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

        We are a holding company and our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to meet our payment obligations on the notes, whether in the form of dividends, distributions, loans or other payments. In addition, any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon the subsidiaries' earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in such assets of our subsidiaries and any indebtedness of our subsidiaries senior in right of payment to that held by us. As of September 30, 2016, after giving pro forma effect to this offering and the application of the net proceeds, we had approximately $6.7 billion of indebtedness outstanding on a consolidated basis, of which $99.2 million of subsidiary indebtedness would be structurally senior to the notes.

Negative covenants in the indenture will have a limited effect.

        The indenture governing the notes contains only limited negative covenants that apply to us and certain of our subsidiaries. These covenants do not limit the amount of additional debt that we may incur and do not require us to maintain any financial ratios or specific levels of worth, revenues, income, cash flows or liquidity. Accordingly, the indenture does not protect holders of the notes in the event we experience significant adverse changes in our financial condition or results of operations. See the sections titled "Description of the Notes—Certain Covenants of the Company—Restrictions on Liens" and "—Restrictions on Sale and Leaseback Transactions" in this prospectus supplement. In light of the limited negative covenants applicable to the notes, holders of the notes may be structurally or contractually subordinated to new lenders.

Our credit ratings may not reflect all risks of your investments in the notes.

        Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency's rating should be evaluated independently of any other agency's rating.

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.

        The notes are a new issue of securities for which there currently is no trading market. Although we intend to apply for listing of the notes for trading on the NYSE, no assurance can be given that the notes will become or will remain listed or that an active trading market for the notes will develop or, if developed, that it will continue. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. In addition, while the underwriters of the notes have advised us that they intend to make a market in the notes, the underwriters will not be obligated to do so and may stop their market making at any time. Any market-making activity will be subject to the limits imposed by federal securities laws and may be limited during the offering of the notes.

        If an active trading market does not develop or is not maintained, the market prices and liquidity of the notes may be adversely affected. In that case, you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price. The liquidity of any market for the notes will depend on a number of factors, including:

  •
  the number of holders of the notes;

  •
  our ratings published by major credit rating agencies;

  •
  our financial performance;

  •
  the market for similar securities;

  •
  the interest of securities dealers in making a market in the notes; and

  •
  prevailing interest rates.

We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of a Change of Control Repurchase Event, each holder of notes will have the right to require us to repurchase all or any part of such holder's notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. The terms of our existing credit facilities and other financing arrangements may require repayment of amounts outstanding in the event of a change of control and limit our ability to fund the repurchase of the notes in certain circumstances. If we experience a Change of Control Repurchase Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See "Description of the Notes—Offer to Repurchase upon a Change of Control Repurchase Event."

You may not be able to determine when a Change of Control Repurchase Event has occurred and may not be able to require us to purchase the notes as a result of a change in the composition of the directors on our board.

        As described under "Description of Notes—Offer to Repurchase upon a Change of Control Repurchase Event," the definition of Change of Control, which is a condition precedent to a Change of Control Repurchase Event, includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of "all or substantially all" of our assets and those of our subsidiaries, taken as a whole. There is no precisely established definition of the phrase "substantially all" under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain.

        In addition, in interpreting a definition of "Continuing Directors," a Delaware Chancery Court decision found that a board of directors may approve, for purposes of such definition, a slate of stockholder-nominated directors without endorsing them, or while simultaneously recommending and endorsing its own slate instead, as long as the approval is granted in good faith and in accordance with the board's fiduciary duties. Accordingly, you may not be able to require us to purchase your notes as a result of a change in the composition of the directors on our board unless a court were to find that such approval was not granted in good faith or violated the board's fiduciary duties. The Delaware Chancery Court also observed that certain provisions in indentures, such as continuing director provisions, could function to entrench an incumbent board of directors and would raise enforcement concerns if adopted in violation of a board's fiduciary duties. If such a provision were found unenforceable, you would not be able to require us to purchase your notes upon a change of control resulting from a change in the composition of our board. See "Description of Notes—Change of Control Repurchase Event" in this prospectus supplement.

Holders of the notes will receive payments in euros.

        All payments of principal of, and premium or redemption price, if any, and interest on the notes, will be made in euros, subject to certain limited exceptions. We, the underwriters, the trustee and the paying agent with respect to the notes will not be obligated to convert, or to assist any registered owner or beneficial owner of notes in converting, payments of interest, principal, any redemption price or any additional amount in euros made with respect to the notes into U.S. dollars or any other currency.

An investment in the notes by a holder whose home currency is not euros entails significant risks.

        All payments of principal of, and premium or redemption price, if any, and interest on the notes, will be made in euros, subject to certain limited exceptions. An investment in the notes by a holder whose home currency is not euros entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder's home currency and euros and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between the euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of the euro against the holder's home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder. If you are a holder subject to United States income tax, see "United States Federal Income Tax Consequences" for the material United States federal income tax consequences related to the notes being denominated in euros.

The notes permit us to make payments in U.S. dollars if we are unable to obtain euros and market perceptions concerning the instability of the euro could materially adversely affect the value of the notes.

        If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euros. See "Description of Notes—Issuance in Euro." Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. This exchange rate may be materially less favorable than the rate in effect at the time the notes were issued or as would be determined by applicable law. Such developments, or market perceptions concerning these and related issues, could materially adversely affect the value of the notes and you may lose a significant amount of your investment in the notes.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

        The indenture is, and the notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euros. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply New York law. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euros into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing systems is subject to minimum denomination requirements.

        The terms of the notes provide that notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or any integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

USE OF PROCEEDS

        We expect that the net proceeds to us from the sale of the notes will be approximately €566.7 million ($600.4 million based on the euro/U.S. dollar rate of exchange of €1.00=$1.0595, which is the noon buying rate in New York City on November 25, 2016 for cable transfers of euros as certified for customs purposes by the Federal Reserve Bank of New York) (after deducting underwriting discounts and our offering expenses). We intend to use the net proceeds from the sale of the notes to repay a portion of our 3.000% senior notes due 2016 at maturity and our 4.585% Series B senior euro notes due 2016 at maturity and for general corporate purposes. The 3.000% senior notes will mature on December 8, 2016. The 4.585% Series B senior notes will mature on December 14, 2016. As of September 30, 2016, we had approximately $1,249 million of our 3.000% senior notes due 2016 outstanding and approximately $195 million of our 4.585% Series B senior euro notes due 2016 outstanding.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Nine months ended September 30, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges(1)	5.40x	5.03x	5.89x	4.78x	3.92x	6.42x

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and income or loss from equity investees plus fixed charges. Fixed charges consist of gross interest expense and amortized premiums and discounts plus an amount equivalent to interest included in rental charges.

CURRENCY CONVERSION

        All payments of principal of, and premium or redemption price, if any, and interest on the notes, will be made in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until euro is again available to us or so used. The amount payable on any date in euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euro. See "Description of the Notes—Issuance in Euro." Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture governing the notes.

        Investors will be subject to foreign exchange risks as to payments of principal of, and premium or redemption price, if any, and interest on, the notes that may have important economic and tax consequences to them. See "Risk Factors." You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

        On November 25, 2016, the euro/U.S. dollar rate of exchange was €1.00/$1.0595.

 CAPITALIZATION

        The following table sets forth, as of September 30, 2016, our consolidated short-term debt and capitalization on an actual basis and as adjusted to give effect to the issuance of the notes and the application of the net proceeds. You should read the information in this table in conjunction with "Use of Proceeds" and Ecolab's consolidated financial statements and related notes thereto which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2016
	Actual	As Adjusted
	(U.S. dollars in millions)
Short-term debt:
Commercial paper	$101.5	$101.5
Notes payable	12.8	12.8
Long-term debt, current maturities	1,456.9	856.5

Total short-term debt	$1,571.2	$970.8

Long-term debt:
4.585% Series B senior euro notes due 2016(1)	$195.2	$—
3.69% private placement senior notes due 2018	250.9	250.9
4.32% private placement senior notes due 2023	249.2	249.2
3.000% senior notes due 2016	1,249.4	844.2
4.350% senior notes due 2021	1,244.5	1,244.5
5.500% senior notes due 2041	738.7	738.7
1.450% senior notes due 2017	499.8	499.8
1.550% notes due 2018	299.4	299.4
2.250% notes due 2020	298.5	298.5
2.625% euro senior notes due 2025(1)	636.0	636.0
2.000% notes due 2019	399.3	399.3
3.250% notes due 2023	396.9	396.9
1.000% euro notes due 2024 offered hereby	—	600.4
Other long-term debt	90.5	90.5

Long-term debt, current maturities	(1,456.9)	(856.5)

Total long-term debt	$5,091.4	$5,691.8

Stockholders' equity:
Common stock	$352.3	$352.3
Additional paid-in capital	5,236.1	5,236.1
Retained earnings	6,716.7	6,716.7
Accumulated other comprehensive loss	(1,452.3)	(1,452.3)
Treasury stock	(3,983.2)	(3,983.2)
Noncontrolling interest	72.2	72.2

Total stockholders' equity	6,941.8	6,941.8

Total long-term debt and stockholders' equity	$12,033.2	$12,633.6

(1)
Converted to U.S. dollars using a rate of exchange of €1.00=$1.1156, which rate was obtained from Bloomberg on August 31, 2016.

 DESCRIPTION OF THE NOTES

        The following description of the particular terms of the notes supplements the description of the general terms and provisions of the "debt securities" set forth in the accompanying prospectus, to which reference is made. References to "we," "us" and "our" in this section are only to Ecolab Inc. and not to its subsidiaries.

General

        The notes will be issued under an indenture, dated as of January 12, 2015, between us and Wells Fargo Bank, National Association, as trustee (the "base indenture"). Certain terms of the notes will be contained in a fifth supplemental indenture (the "supplemental indenture" and, together with the base indenture, the "indenture"), among us, Wells Fargo Bank, National Association, as trustee, and certain other parties.

        The notes will be our senior unsecured obligations and will rank equally in right of payment to our other senior debt from time to time outstanding. The notes will be structurally subordinated to all liabilities of our subsidiaries, including trade payables. Since we conduct many of our operations through our subsidiaries, our right to participate in any distribution of the assets of a subsidiary when it winds up its business is subject to the prior claims of the creditors of the subsidiary. This means that your right as a holder of our notes will also be subject to the prior claims of these creditors if a subsidiary liquidates or reorganizes or otherwise winds up its business. Unless we are considered a creditor of the subsidiary, your claims will be recognized behind these creditors.

        The indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue under the indenture and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the notes offered hereby, issue additional debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) and ranking equally and ratably with the notes offered hereby. Any additional debt securities having such similar terms, together with the notes offered hereby, will constitute a single series of securities under the indenture.

        The notes will initially be limited to €575,000,000 in aggregate principal amount and will mature on January 15, 2024. The notes will bear interest at the rate of 1.000% per year from the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for. Interest on the notes will accrue from December 8, 2016. We will make interest payments on the notes annually in arrears on January 15 of each year, commencing January 15, 2018. Payment of interest on the notes on any interest payment date will be made to the person in whose name such note (or predecessor note) is registered (which shall initially be the common depositary) at the close of business on the business day immediately preceding such interest payment date (the record date with respect to the notes). Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or from December 8, 2016, if no interest has been paid on the notes) to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Market Association).

        If an interest payment date or the maturity date with respect to the notes falls on a day that is not a business day, the payment will be made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date or the maturity date, as the case may be, to the date the payment is made. Interest payment for the notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the interest payment date or the date of maturity, as the case may be.

        For purposes of the notes, "business day" means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

        The notes will be issued only in registered book-entry form, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Issuance in Euro

        Initial holders will be required to pay for the notes in euros, and all payments of principal of, and premium or redemption price, if any, and interest on the notes, will be made in euros.

        If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted to U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the second business day before the date that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture. Neither the trustee nor the Paying Agent will be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations. "Market Exchange Rate" means the noon buying rate in The City of New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See "Risk Factors."

Optional Redemption

        We may redeem the notes, at any time prior to the date that is three months prior to their maturity, at any time in whole or from time to time in part, in each case at our option, at a redemption price equal to the greater of:

  (i)
  100% of the principal amount of the notes to be redeemed on that redemption date; and

  (ii)
  the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the redemption date), discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus 20 basis points, plus, in each case, accrued and unpaid interest, if any, to but excluding the redemption date.

        In addition, we may redeem the notes on or after October 15, 2023 (three months prior to their maturity), at any time in whole or from time to time in part, in each case at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date.

        Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.

        "Comparable Government Bond" means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Banker, a German government bond whose maturity is closest to the maturity of the notes to be redeemed, or if the Independent Investment Banker in its discretion determines that such similar bond is not in issue, such other German government bond as such Independent Investment Banker may, with the advice of the Reference Bond Dealers, determine to be appropriate for determining the Comparable Government Bond Rate.

        "Comparable Government Bond Rate" means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes to be redeemed, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an Independent Investment Banker.

        "Independent Investment Banker" means one of the Reference Bond Dealers that we appoint to act as the Independent Investment Banker from time to time.

        "Reference Bond Dealer" means each of J.P. Morgan Securities plc, Merrill Lynch International and MUFG Securities EMEA plc and their successors, and any other firm that is a broker of, and/or market maker in German government bonds (each a "Primary Bond Dealer") which we specify from time to time; provided, however, that if any of them ceases to be a Primary Bond Dealer, we will substitute another Primary Bond Dealer.

        Notice of any redemption will be delivered at least 30 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed (with a copy to the trustee and the paying agent) by us; provided that notice of redemption may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the notes. Once notice of redemption is delivered, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but excluding, the redemption date.

        Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, the notes to be redeemed will be selected by the registrar in accordance with applicable procedures of Clearstream or Euroclear.

Payment of Additional Amounts

        All payments in respect of the notes will be made by or on behalf of us without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, we or a paying agent will pay to a holder who is not a United States person such additional amounts on the notes as are necessary in order that the net payment by us or a paying agent of the principal of, and premium or redemption price, if any, and interest on, the notes to such holder, after such withholding or deduction, will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply:

  (1)
  to any tax, assessment or other governmental charge that would not have been imposed but for the holder, or a fiduciary, settlor, beneficiary, member or stockholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

  (a)
  being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States or having or having had a qualified business unit which has the United States dollar as its functional currency;

  (b)
  having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment or the enforcement of any rights thereunder) or being considered as having such relationship, including being or having been a citizen or resident of the United States;

  (c)
  being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a foreign personal holding company that has accumulated earnings to avoid United States federal income tax;

  (d)
  being or having been an owner of a 10% or greater interest in the capital or profits of the Company within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the "Code") or any successor provision; or

  (e)
  being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

  (2)
  to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

  (3)
  to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

  (4)
  to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;

  (5)
  to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

  (6)
  to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

  (7)
  to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any other Directive amending, supplementing or replacing such Directive, or any law implementing or complying with, or introduced in order to conform to, such Directive or Directives;

  (8)
  to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;

  (9)
  to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

  (10)
  to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations and pronouncements (the "Foreign Account Tax Compliance Act") or any successor provisions and any regulations or official law, agreement or interpretations thereof in any jurisdiction implementing an intergovernmental approach thereto; or

  (11)
  in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).

        The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading "—Payment of Additional Amounts," we will not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

        As used under this heading "—Payment of Additional Amounts" and under the heading "—Redemption for Tax Reasons," the term "United States" means the United States of America (including the States and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction, and the term "United States person" means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including an entity treated as a corporation for United States income tax purposes, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Redemption for Tax Reasons

        If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent counsel of recognized standing selected by us, will become obligated to pay additional amounts as described herein under the heading "—Payment of Additional Amounts" with respect to the notes, then we may at our option, having given not less than 30 nor more than 60 days prior notice to holders, redeem, in whole, but not in part, the notes at a redemption price equal to 100% of the principal amount of the notes being redeemed, together with accrued and unpaid interest on such notes to, but excluding, the redemption date.

Sinking Fund

        The notes will not be entitled to any sinking fund.

Offer to Repurchase upon a Change of Control Repurchase Event

        If a Change of Control Repurchase Event (as defined below) occurs, unless we have exercised our right to redeem the notes in whole as described above, we will make an offer to each holder to repurchase all or any part (equal to €100,000 and integral multiples of €1,000 in excess thereof) of that holder's notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to the date of repurchase.

        Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control (as defined below), but after the public announcement of the transaction or transactions that constitutes or may constitute a Change of Control, we will mail a notice to each holder, with a copy to the trustee and the paying agent, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

        We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

        On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

  •
  accept for payment all notes or portions of notes properly tendered pursuant to our offer;

  •
  deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

  •
  deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers' certificate stating the aggregate principal amount of notes being repurchased by us.

        The paying agent will promptly deliver to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, that each new note will be in a principal amount of €100,000 or integral multiples of €1,000 above that amount.

        We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

Definitions

        "Below Investment Grade Rating Event" means the rating on the notes is lowered by each of the Rating Agencies and the notes are rated below Investment Grade by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or our intention to effect a Change of Control; provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries;

  (2)
  the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one or more of our wholly-owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock.

        Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the voting stock of such holding company. The term "person," as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

        "Change of Control Repurchase Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

        "Continuing Director" means, as of any date of determination, any member of our Board of Directors who (1) was a member of our Board of Directors on the date of the issuance of the notes; or (2) was nominated for election, elected or appointed to our Board of Directors with the approval of a majority of the Continuing Directors who were members of our Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).

        "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

        "Moody's" means Moody's Investors Service Inc. and its successors.

        "Rating Agency" means (1) each of Moody's and S&P; and (2) if either Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" as defined in Section 3(a)(62) of the Exchange Act, selected by us as a replacement agency for Moody's or S&P, or both, as the case may be.

        "S&P" means S&P Global Ratings, a division of S&P Global Inc., and its successors.

        "Voting Stock" of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Certain Covenants of the Company

        You can find the definitions of certain terms used in this section under "—Certain Definitions."

Restrictions on Liens.

        The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed (herein referred to as "Debt") if such Debt is secured by any mortgage, security interest, pledge, lien or other encumbrance (herein referred to as a "mortgage") upon any Operating Property (as defined under "—Certain Definitions" below) of the Company or any Restricted Subsidiary or any shares of stock or Debt of any Restricted Subsidiary, whether owned at the date of the issuance of the notes or thereafter acquired, without effectively securing the notes equally and ratably with such Debt for at least the period such other Debt is so secured unless, after giving effect thereto, the aggregate amount of all Debt so secured (not including Debt permitted in clauses (1) through (7) in the following sentence), together with all Attributable Debt (as defined under "—Certain Definitions" below) in respect of Sale and Leaseback Transactions involving Operating Properties pursuant to clause (2) under "—Restrictions on Sale and Leaseback Transactions" in existence at such time would not exceed 15% of Consolidated Net Tangible Assets (as defined under "—Certain Definitions" below).

        The foregoing restriction does not apply to, and therefore will be excluded in computing secured Debt for the purpose of such restriction, Debt secured by:

  (1)
  mortgages on Operating Property, shares of stock or Debt of any entity existing at the time such entity becomes a Restricted Subsidiary, provided that such mortgages are not incurred in anticipation of such entity's becoming a Restricted Subsidiary;

  (2)
  mortgages on Operating Property, shares of stock or Debt existing at the time of acquisition thereof by the Company or a Restricted Subsidiary or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on Operating Property, shares of stock or Debt to secure any Debt incurred prior to, at the time of, or within 180 days after, the latest of the acquisition thereof or, in the case of Operating Property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such Operating Property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements;

  (3)
  mortgages to secure Debt owing to the Company or to a Restricted Subsidiary;

  (4)
  mortgages on Operating Property, shares of stock or Debt existing at the date of the initial issuance of the notes;

  (5)
  mortgages on Operating Property, shares of stock or Debt of a person existing at the time such person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;

  (6)
  mortgages on Operating Property, shares of stock or Debt in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the Operating Property subject to such mortgages; or

  (7)
  extensions, renewals or replacements, in whole or in part, of any mortgage referred to in the foregoing clauses (1) through (6), provided, however, that the principal amount of Debt secured thereby will not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement.

Restrictions on Sale and Leaseback Transactions.

        Sale and Leaseback Transactions by the Company or any Restricted Subsidiary with a third party of any Operating Property are prohibited (except for temporary leases for a term, including renewals, of not more than 60 months and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) unless the net proceeds of such Sale and Leaseback Transactions are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company) of the Operating Property to be leased and either:

  (1)
  the Company or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled, as described in clauses (1) through (7) of the second paragraph under the caption "—Restrictions on Liens" herein, without equally and ratably securing the notes, to issue, assume or guarantee Debt secured by a mortgage on such Operating Property;

  (2)
  the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transactions (other than such Sale and Leaseback Transactions as are referred to in clause (1) or (3) of this paragraph), plus the aggregate principal amount of Debt secured by mortgages on Operating Properties then outstanding (excluding any such Debt secured by mortgages described in clauses (1) through (7) of the second paragraph under the caption "—Restrictions on Liens" herein) which do not equally and ratably secure the notes, would not exceed 15% of Consolidated Net Tangible Assets; or

  (3)
  the Company, within 180 days after the sale or transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or fair market value of the Operating Property (as determined in good faith by the Board of Directors of the Company) so sold and leased back at the time of entering into such Sale and Leaseback Transaction to

  (a)
  retire (other than any mandatory retirement, mandatory repayment or sinking fund payment or by payment at maturity) notes or other Debt of the Company or a Restricted Subsidiary (other than Debt subordinated to the notes) having a Stated Maturity (as defined in the indenture) more than 12 months from the date of such application or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application or

  (b)
  purchase, construct or develop one or more Operating Properties (other than that involved in such Sale and Leaseback Transaction);

provided that the amount to be so applied pursuant to clause (3) will be reduced by the principal amount of notes delivered within 180 days after such sale or transfer to the Trustee for retirement and cancellation.

Restricted and Unrestricted Subsidiaries

        The restrictive provisions described above under "—Certain Covenants of the Company" are applicable to the Company and its Restricted Subsidiaries and do not apply to Unrestricted Subsidiaries. The assets and liabilities of Unrestricted Subsidiaries are not consolidated with those of the Company and its Restricted Subsidiaries in calculating Consolidated Net Tangible Assets under the indenture.

        "Unrestricted Subsidiaries" are defined as (1) any Subsidiary substantially all of whose physical properties are located, or substantially all of whose business is carried on, outside the United States and Canada, (2) any finance Subsidiary and (3) any Subsidiary of an Unrestricted Subsidiary. In addition, the Board of Directors may designate any other Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any capital stock of, or owns or holds any mortgage on any Operating Property of, the Company or any Restricted Subsidiary of the Company; provided that the Subsidiary to be so designated has total assets at the time of such designation of $5 million or less. "Restricted Subsidiaries" are all Subsidiaries other than Unrestricted Subsidiaries.

        The term "Subsidiary" means, among other things, any corporation or other entity of which the Company directly or indirectly owns or controls more than 50% of the total voting power of the shares of capital stock (or equivalent) entitled to vote in the election of directors (or equivalent).

        Neither the Company nor any Restricted Subsidiary may transfer an Operating Property or shares of stock or Debt of a Restricted Subsidiary to an Unrestricted Subsidiary.

        An Unrestricted Subsidiary may not be designated a Restricted Subsidiary unless, after giving effect thereto, the aggregate amount of all Debt of the Company and its Restricted Subsidiaries secured by mortgages which would otherwise be subject to the restrictions described under "—Certain Covenants of the Company—Restrictions on Liens" and the Attributable Debt in respect of all Sale and Leaseback Transactions pursuant to clause (2) under "—Certain Covenants of the Company—Restrictions on Sale and Leaseback Transactions" in existence at such time does not at the time exceed 15% of Consolidated Net Tangible Assets.

Certain Definitions

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in the Sale and Leaseback Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for net rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges or any amounts required to be paid by such lessee thereunder contingent upon monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

        "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries after deducting therefrom (a) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangibles and (b) all current liabilities (excluding any current liabilities for money borrowed having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower), all as reflected in the Company's latest audited consolidated balance sheet contained in the Company's most recent annual report to its stockholders prior to the time as of which "Consolidated Net Tangible Assets" will be determined.

        "Operating Property" means any manufacturing or processing plant, warehouse or distribution center, together with the land upon which it is situated located within the United States or in Canada and owned and operated now or hereafter by the Company or any Restricted Subsidiary and having a net book value on the date as of which the determination is being made of more than 1.0% of Consolidated Net Tangible Assets other than property which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole.

        "United States" means the United States of America (including the States and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction.

Merger, Consolidation and Sale of Assets

        The Company will not: (a) consolidate with or merge into another corporation or entity or (b) sell, convey, transfer or lease all or substantially all its assets to another corporation or entity, unless:

  (1)
  the corporation or entity formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or lease is made is a domestic corporation or entity and expressly assumes, pursuant to a supplemental indenture, all the obligations of the Company under the indenture and the notes; and

  (2)
  immediately after the completion of the transaction, no default or event of default has occurred and is continuing.

        Clause (2) above will not apply to (A) any sale, conveyance, transfer or lease between the Company and one or more of its subsidiaries, (B) any merger of the Company into one of its subsidiaries or (C) any merger of the Company into one of its affiliates for the purpose of reincorporating or reorganizing.

        The surviving or successor entity formed by any such consolidation or into which the Company is so merged or to which such sale, conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture with the same effect as if such successor entity had been named as the Company under the indenture, and after any such transaction, other than a lease, the Company will be relieved of and discharged from all obligations and covenants under the indenture and the notes.

Events of Default

        The indenture defines an event of default with respect to the notes as being any one of the following events:

  (1)
  default for 30 days in any payment of interest on the notes when due;

  (2)
  default in any payment of principal of the notes when due either at maturity, upon redemption, by declaration or otherwise;

  (3)
  default for 60 days after appropriate notice in performance of any other covenant or agreement in the indenture applicable to the notes; or

  (4)
  certain events of bankruptcy, insolvency or reorganization.

        If an event of default (other than an event of default described in clause (4) above) occurs and is continuing, the trustee or the holders of 25% or more in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on such notes to be immediately due and payable. If an event of default described in clause (4) above occurs and is continuing, then the principal amount of and all accrued but unpaid interest on all of the notes shall automatically, and without any declaration or any other action on the part of the trustee or any holder, become due and payable immediately.

        Any event of default may be waived by the holders of a majority in principal amount of the outstanding notes, except a failure to pay principal of or interest on the notes.

        The indenture requires the Company to file annually with the trustee an officer's certificate as to the company's compliance with all conditions and covenants under the indenture. The indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of the notes known by it, transmit by mail to all holders of the notes notice of any default known to the trustee, unless such default has been cured or waived; provided, that the trustee will be protected in withholding notice to the holders of the notes of any default (except in payment of principal or interest or any sinking fund installment) if responsible officers of the trustee in good faith determine it is in the interest of the holders of the notes to do so.

        If an event of default occurs and is continuing, the indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders of the notes unless such holders have offered to the trustee security or indemnity satisfactory to it. Subject to such provisions for indemnification and certain other rights of the trustee, the indenture provides that the holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. However, the indenture provides that the trustee need not take any action which would be unduly prejudicial to the holders not joining such direction.

        No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless (1) such holder has previously given to the trustee written notice of a continuing event of default, (2) the holders of at least 25% in principal amount of the outstanding notes have made a written request, and offered to the trustee security and indemnity satisfactory to it, to institute such proceeding as trustee, (3) the trustee has not received from the holders of a majority in principal amount of the outstanding notes a direction inconsistent with such request within 60 days of such notice, request and offer of indemnity and (4) the trustee has failed to institute such proceeding within that 60-day period. However, the holder of any note will have an absolute right to receive payment of the principal of and interest on such note on or after the due dates expressed in such note and to institute suit for the enforcement of any such payment.

Modification and Waiver

        The indenture provides that, with the consent of the holders of a majority in aggregate principal amount of the outstanding notes, the Company and the trustee may enter into an indenture or supplemental indentures for the purpose of modifying or changing the indenture or the rights of the holders of the notes; provided, however, that no such supplemental indenture may, without the consent of the holder of each outstanding note, (1) extend the stated maturity of the principal of, or any installment of interest on, any note, (2) reduce the principal amount of or the interest on or any premium payable upon redemption of any note, (3) change the place of payment where, or the currency in which the principal of and premium, if any, or interest on such note is denominated or payable, (4) alter the provisions with respect to the redemption or repurchase of such note, (5) reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of maturity, (6) impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), (7) reduce the percentage in principal amount of the outstanding notes that is required for a supplemental indenture or waiver or (8) waive an event of default in the payment of principal of, or interest or premium, if any, on any note.

        The holders of at least a majority of the principal amount of the outstanding notes may on behalf of the holders of all the notes waive compliance by the Company with certain restrictive provisions of the indenture.

        The indenture also permits the Company and the trustee to amend the indenture in certain circumstances without the consent of the holders of the notes to evidence the merger of the Company or the replacement of the trustee and for certain other purposes.

Legal Defeasance and Covenant Defeasance

        The indenture provides that, at the Company's option, either (a) the Company will be deemed to have been discharged from its obligations with respect to the notes on the first day after the applicable conditions set forth below have been satisfied or (b) the Company will be deemed to have effected covenant defeasance with respect to the notes at any time after the applicable conditions set forth below have been satisfied:

  (1)
  the Company has deposited or caused to be deposited irrevocably with the trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the notes (i) money in an amount, or (ii) U.S. government obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient to pay and discharge each installment of principal of and premium, if any, and interest on, the outstanding notes on the dates such installments of interest or principal and premium are due, accompanied, except in the event of clause (i) of this paragraph, by a report as to the sufficiency of the amount deposited from an independent certified accountant or other financial professional of national standing;

  (2)
  no default with respect to the notes has occurred and is continuing on the date of such deposit; and

  (3)
  the Company has delivered to the trustee an opinion of counsel to the effect that holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the Company's exercise of its option and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such action had not been exercised and, in the case of the notes being discharged accompanied by a ruling to that effect received from or published by the United States Internal Revenue Service (the "IRS").

Satisfaction and Discharge

        The indenture will be discharged, and will cease to be of further effect as to the notes, when:

  (1)
  either:

  (a)
  all of the notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and the notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

  (b)
  all of the notes that have not been delivered to the trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption and, in the case of the provisions described in (1), (2) or (3), as applicable, of this clause (b), the Company has irrevocably deposited or caused to be deposited with the trustee or paying agent as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on the notes for principal, premium, if any, and interest to the date of such deposit or the date of maturity or redemption, as the case may be; and

  (2)
  the Company has paid or caused to be paid all other sums payable by it under the indenture with respect to the notes.

        In addition, the Company must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent relating to satisfaction and discharge of the indenture with respect to the notes have been complied with.

Trustee, Paying Agent, Transfer Agent and Registrar

        Wells Fargo Bank, National Association, is the trustee for the notes. In the ordinary course of business, the trustee and affiliates of the trustee have engaged and may in the future engage in commercial banking transactions with the Company and its affiliates.

        Elavon Financial Services DAC, UK Branch will act as the paying agent with respect to the notes and Elavon Financial Services DAC will act as the transfer agent and the registrar with respect to the notes.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Company, and no director, officer, employee, incorporator, member or stockholder of or any subsidiary of the Company, as such, will have any liability for any obligations of the issuer under the notes, or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Book-Entry Procedures

Global Clearance and Settlement

        The notes will be issued in the form of one or more global notes in fully registered form, without coupons, and will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear and Clearstream. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

        Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees.

        Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

        For so long as the notes are represented by a global note deposited with, and registered in the name of a nominee for, a common depositary for Euroclear and/or Clearstream, each person (other than Euroclear or Clearstream) who is for the time being shown in the records of Euroclear or of Clearstream as the holder of a particular nominal amount of the notes (in which regard any certificate or other document issued by Euroclear or Clearstream as to the nominal amount of the notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall upon their receipt of a certificate or other document be treated by the Company and the trustee as the holder of such nominal amount of the notes and the registered holder of the global note shall be deemed not to be the holder for all purposes other than with respect to the payment of principal or interest on such nominal amount of the notes, for which purpose the registered holder of the relevant global note shall be treated by the Company and the trustee as the holder of such nominal amount of the notes in accordance with and subject to the terms of the global note and the expressions "noteholder" and "holder of notes" and related expressions shall be construed accordingly.

        We have been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream

        Clearstream has advised that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.

        Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear

        Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.

        Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.

Euroclear and Clearstream Arrangements

        So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the global notes, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture and the notes. Payments of principal, interest and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream, such nominee or such common depositary, as the case may be, as registered holder thereof. None of us, the trustee, any underwriter and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Distributions of principal, premium, if any, and interest with respect to the global notes will be credited in euros to the extent received by Euroclear or Clearstream from the paying agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system's rules and procedures.

        Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Initial Settlement

        We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date.

Secondary Market Trading

        Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in global registered form.

        You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

        Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

        Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Exchange of Global Notes for Certificated Notes

        Subject to certain conditions, the notes represented by the global notes are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and multiples of €1,000 in excess thereof if:

  (1)
  the common depositary notifies us that it is no longer willing or able to act as a depositary for such global notes or ceases to be a clearing agency registered under the Exchange Act and we fail to appoint a successor common depositary within 90 days;

  (2)
  an event of default has occurred and is continuing and the common depositary requests the issuance of certificated notes; or

  (3)
  we determine not to have the notes represented by a global note.

        In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depositary (in accordance with its customary procedures).

        Payments (including principal, premium and interest) and transfers with respect to notes in certificated form may be executed at the office or agency maintained for such purpose in London (initially the corporate trust office of the paying agent) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the notes (maintained by the registrar), provided that all payments (including principal, premium and interest) on notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with such registration may be required.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a general discussion of U.S. federal income tax consequences of the purchase, ownership and disposition of the notes by an initial holder of the notes that acquires the notes pursuant to this offering at the initial sale price and holds the notes as capital assets for U.S. federal income tax purposes. This discussion is based upon the Code, the Treasury regulations promulgated thereunder (the "Treasury Regulations"), judicial decisions and current administrative rulings and practice, all as in effect and available as of the date hereof and all of which are subject to change or differing interpretation, possibly with retroactive effect. This discussion does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, such as brokers, financial institutions, insurance companies, tax-exempt entities or qualified retirement plans, entities that are treated as partnerships for U.S. federal income tax purposes, dealers in securities or currencies, certain U.S. expatriates, persons deemed to sell the notes under the constructive sale provisions of the Code and persons that hold the notes as part of a straddle, hedge, conversion transaction or other integrated transaction. Furthermore, this discussion does not address any other U.S. federal tax consequences (e.g., estate or gift tax) or any state, local or foreign tax laws. This discussion also does not address tax consequences to U.S. holders (as defined below) whose "functional currency" is not the U.S. dollar. This discussion is not intended to constitute a complete analysis of all tax consequences of the purchase, ownership and disposition of the notes. Holders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences to them in their particular circumstances.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of a note that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any state or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary control over its administration and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of such trust; or (B) the trust has made an election under the applicable Treasury Regulations to be treated as a U.S. person. For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of a note that is not a partnership or other entity treated as a partnership for U.S. federal income tax purposes and is not a U.S. holder.

        If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) beneficially owns the notes, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that beneficially owns the notes should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Consequences to U.S. Holders

Interest

        A U.S. holder that uses the cash method of tax accounting will be required to include in income the U.S. dollar value of the euro-denominated interest payment on a note based on the spot rate of exchange on the date of receipt. No foreign currency exchange gain or loss will be recognized with respect to the receipt of such payment (other than foreign currency exchange gain or loss realized on the disposition of the euros so received, see "—Transactions in Euros," below).

        A U.S. holder that uses the accrual method of tax accounting will accrue interest income on a note in euros and translate the amount accrued into U.S. dollars based on:

  •
  the average exchange rate in effect during the interest accrual period, or portion thereof, within such U.S. holder's taxable year; or

  •
  at such U.S. holder's election, at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (2) the date of receipt, if such date is within five business days of the last day of the accrual period. Such election must be applied consistently by the U.S. holder to all debt instruments from year to year and can be changed only with the consent of the United States Internal Revenue Service (the "IRS").

        A U.S. holder that uses the accrual method of tax accounting will recognize foreign currency exchange gain or loss on the receipt of an interest payment equal to the difference between (i) the value of the euros received as interest, as translated into U.S. dollars using the spot rate of exchange on the date of receipt and (ii) the U.S. dollar amount previously included in income with respect to such payment. Such foreign currency exchange gain or loss will be treated as ordinary income or loss but will generally not be treated as an adjustment to interest income received on the notes.

Disposition of the Notes

        Upon the sale, exchange, retirement at maturity, redemption or other taxable disposition of a note (collectively, a "Disposition"), except as noted below with respect to foreign currency exchange gain or loss, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized by such U.S. holder (except to the extent such amount is attributable to accrued but unpaid interest, which will be treated as ordinary interest income if such interest has not been previously included in income) and such U.S. holder's adjusted tax basis in the note at the time of the Disposition. Subject to the discussion below, the adjusted tax basis of a note to a U.S. holder will generally be the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date of purchase and the amount realized by a U.S. holder upon the Disposition of a note will generally be the U.S. dollar value of the euros received calculated at the spot rate of exchange on the date of Disposition.

        If the notes are traded on an established securities market, a U.S. holder that uses the cash method of tax accounting, and if it so elects, a U.S. holder that uses the accrual method of tax accounting, will determine the U.S. dollar values of its adjusted tax bases in the note and the amount realized on the Disposition of a note by translating euro amounts at the spot rate of exchange on the settlement date of the purchase or the Disposition, respectively. The election available to accrual basis U.S. holders discussed above must be applied consistently by the U.S. holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

        Except as described below, any gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the notes exceeds one year on the date of Disposition. Long-term capital gains recognized by non-corporate U.S. holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

        Gain or loss recognized by a U.S. holder on a Disposition of a note will generally be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in the euro to U.S. dollar exchange rate during the period in which the U.S. holder held such note. Such foreign currency exchange gain or loss will equal the difference between the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date (1) the note is disposed of (or the spot rate on the settlement date, if applicable) and (2) of purchase (or the spot rate on the settlement date of purchase, if applicable). The recognition of such foreign currency exchange gain or loss will be limited to the amount of overall gain or loss realized on the Disposition of a note.

Transactions in Euros

        Euros received as interest on, or on a Disposition of, a note will have a tax basis equal to their U.S. dollar value at the time such interest is received or at the time such proceeds from Disposition are received. The amount of gain or loss recognized on a sale or other disposition of such euros will be equal to the difference between (1) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other property received in such sale or other disposition, and (2) the U.S. holder's adjusted tax basis in such euros. As discussed above, if the notes are traded on an established securities market, a cash basis U.S. holder (or an electing accrual basis U.S. holder) will determine the U.S. dollar value of the euros by translating the euros received at the spot rate of exchange on the settlement date of the purchase or the Disposition. A U.S. holder that purchases a note with previously owned euros will generally recognize gain or loss in an amount equal to the difference, if any, between such U.S. holder's adjusted tax basis in such euros and the U.S. dollar fair market value of such note on the date of purchase.

        Any such gain or loss will generally be ordinary income or loss and will not be treated as interest income or expense. The conversion of U.S. dollars to euros and the immediate use of such euros to purchase a note will generally not result in any exchange gain or loss for a U.S. holder.

Reportable Transaction Reporting

        Under applicable Treasury Regulations, a U.S. holder who participates in "reportable transactions"(as defined in the Treasury Regulations) must attach to its United States federal income tax return a disclosure statement on IRS Form 8886. The Treasury Regulations could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the relevant rules, a U.S. holder may be required to treat a foreign currency exchange loss from the notes as a reportable transaction if this loss exceeds the relevant threshold in the Treasury Regulations. U.S. holders should consult their tax advisors to determine the tax reporting obligations, if any, including any requirement to file IRS Form 8886, with respect to the ownership or disposition of the notes or any related transaction such as the disposition of any euros received in respect of the notes.

Consequences to Non-U.S. Holders

Interest

        Except as discussed below with respect to interest that is effectively connected with the conduct of a trade or business within the United States by a non-U.S. holder (and, if certain tax treaties apply, is attributable to a permanent establishment of the non-U.S. holder within the United States), a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on payments of interest on the notes, provided that the non-U.S. holder (A) does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock, (B) is not a controlled foreign corporation related to us directly, indirectly or constructively through stock ownership, and (C) satisfies certain certification requirements. Such certification requirements will be met if (x) the non-U.S. holder provides its name and address, and certifies on an IRS Form W-8BEN, in the case of individuals, or Form W-BEN-E, in the case of entities (or appropriate substitute form), under penalties of perjury, that it is not a U.S. person and that no withholding is required pursuant to the Foreign Account Tax Compliance Act (discussed below) or (y) a securities clearing organization or certain other financial institutions holding the note on behalf of the non-U.S. holder certifies on IRS Form W-8IMY, under penalties of perjury, that the certification referred to in clause (x) has been received by it and furnishes us or our paying agent with a copy thereof. In either case, we or our paying agent must not have actual knowledge or reason to know that the beneficial owner of the notes is a U.S. person.

        If interest on the notes is not effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder (or, if certain tax treaties apply, if such interest is not attributable to a permanent establishment of the non-U.S. holder within the United States) but such non-U.S. holder cannot satisfy the other requirements outlined in the preceding paragraph, interest on the notes will generally be subject to U.S. federal withholding tax (currently imposed at a 30% rate or a lower applicable tax treaty rate).

        If interest on the notes is effectively connected with the conduct of a trade or business within the United States by a non-U.S. holder (and, if certain tax treaties apply, is attributable to a permanent establishment of the non-U.S. holder within the United States), then the non-U.S. holder will generally be subject to U.S. federal income tax on such interest on a net income basis and, in the case of a non-U.S. holder that is a foreign corporation, may also be subject to the branch profits tax (currently imposed at a rate of 30%, or a lower applicable tax treaty rate). Any such interest will not also be subject to U.S. federal withholding tax, however, if the non-U.S. holder delivers to us a properly executed IRS Form W-8ECI in order to claim an exemption from U.S. federal withholding tax.

Disposition of the Notes

        A non-U.S. holder will generally not be subject to U.S. federal income tax (or any withholding thereof) with respect to gain, if any, recognized on the Disposition of the notes unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-U.S. holder within the United States), or (ii) in the case of a non-U.S. holder that is a nonresident alien individual, such holder is present in the United States for 183 or more days in the taxable year in which such gain is realized and certain other conditions are satisfied. If the exception under (i) applies, the non-U.S. holder will generally be subject to U.S. federal income tax on a net income basis (but not U.S. withholding tax) unless an applicable tax treaty provides otherwise, and if such holder is a corporation, it may be subject to an additional 30% branch profits tax or a lower applicable tax treaty rate. Accrued and unpaid interest realized on a sale, exchange or other disposition of a note will be subject to U.S. federal income tax to the extent interest would have been subject to U.S. federal income tax as described under "—Consequences to Non-U.S. Holders—Interest." If the exception under (ii) applies, the non-U.S. holder will generally be subject to tax equal to 30% on the gain realized, which may be offset by certain U.S. source capital losses, except as provided under an applicable tax treaty.

Foreign Account Tax Compliance Act

        Sections 1471 through 1474 of the Code and the Treasury Regulations promulgated thereunder (commonly referred as the "Foreign Account Tax Compliance Act" or "FATCA") generally impose withholding at a rate of 30% in certain circumstances on (i) interest payable on, and (ii) after December 31, 2018, gross proceeds from the disposition of, the notes held by or through certain financial institutions (including investment funds), unless such institution (y) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (z) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and applicable foreign country may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly,

(i) interest payable on, and (ii) after December 31, 2018, gross proceeds from the disposition of, the notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (y) certifies that such entity does not have any "substantial United States owners" or (z) provides certain information regarding the entity's "substantial United States owners," which we will in turn provide to the United States Department of the Treasury. Prospective investors should consult their tax advisors regarding the possible implications of these rules on an investment in the notes.

EU SAVINGS DIRECTIVE

        Under EC Council Directive 2003/48/EC on the taxation of savings income (the "Savings Directive"), each member state of the European Union (a "Member State") was required to provide to the tax authorities of another Member State details of payments of interest (or similar income) made by a person or secured by a person within its jurisdiction to, or collected by such a person for the benefit of, an individual resident in that other Member State or certain limited types of entities established in that other Member State.

        However, on November 10, 2015, the European Council adopted a European Union Council Directive repealing the Savings Directive from January 1, 2017 in the case of Austria and from January 1, 2016 in the case of all other Member States. Until that time, Austria will operate a withholding tax system at a rate of 35% in relation to such payments. However, the beneficial owner of the interest payment (or similar income) may elect that certain provisions of information procedures should be applied instead of withholding, provided that certain conditions are met.

        The EU Savings Directive was repealed to avoid overlap with Council Directive 2011/16/EU (as amended by Council Directive 2014/107/EU) on administrative cooperation in the field of taxation (commonly referred to as the "Directive on Administrative Cooperation" or the "DAC"), which implements in the EU the Organization for Economic Cooperation and Development's (the "OECD") July 2014 Common Reporting Standard ("CRS") on the automatic exchange of financial account information. The DAC requires Member States to apply new measures on mandatory automatic exchange of information with effect from January 1, 2016. The CRS covers not only interest income, but also dividends and other types of capital income, and the annual balance of the accounts producing such items of income. The DAC is therefore broader in scope than the Savings Directive, although it does not impose withholding taxes. Austria has been granted a derogation pursuant to which it will only be subject to the DAC from January 1, 2017, albeit it has indicated that it will not make full use of this derogation and will instead exchange a limited set of accounts for 2016.

        The CRS has also been implemented outside of the EU. To date, 101 jurisdictions have committed to the exchanging of information under the CRS, with 54 jurisdictions committing to first exchange information in 2017 and 47 jurisdictions committing to first exchange information in 2018. To date, the United States has not committed to exchange information under the CRS.

The Proposed Financial Transactions Tax ("FTT")

        On February 14, 2013, the European Commission published a proposal (the "Commission's Proposal") for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the "participating Member States"). The Commission's Proposal has very broad scope and could, if introduced, apply to certain dealings in the notes (including secondary market transactions) in certain circumstances. Under the Commission's Proposal the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, "established" in a participating Member State in a broad range of circumstances, including (i) by transacting with a person established in a participating Member State or (ii) where the financial instrument which is subject to the dealings is issued in a participating Member State.

        On March 16, 2016, Estonia formally withdrew from enhanced cooperation on FTT, leaving ten remaining participating Member States. On June 3, 2016, the European Council issued a state of play note on the FTT, which stated that further work at the European Council and its preparatory bodies will be required and it was reported in October 2016 that the European Commission would present draft legislation before the end of 2016. The FTT proposal remains subject to negotiation between the participating Member States and the scope of the tax remains uncertain. It may therefore be altered prior to any implementation, and/or certain of the participating Member States may decide to withdraw. Additional EU Member States may decide to participate.

        Prospective holders of the notes are advised to seek their own professional advice in relation to the FTT.

        THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES UNDER THE INVESTOR'S OWN CIRCUMSTANCES.

 UNDERWRITING

        J.P. Morgan Securities plc, Merrill Lynch International and MUFG Securities EMEA plc are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to the underwriters named below, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Underwriter	Principal Amount of Notes
Merrill Lynch International	€172,500,000
J.P. Morgan Securities plc	143,750,000
MUFG Securities EMEA plc	143,750,000
Citigroup Global Markets Limited	57,500,000
Mizuho International plc	28,750,000
UniCredit Bank AG	28,750,000

Total	€575,000,000

        We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The representatives have advised us that the underwriters propose initially to offer the notes to the public at the applicable public offering price set forth on the cover page of this prospectus supplement. The underwriters may offer the notes to certain dealers at such price less a concession not in excess of 0.250% of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession not in excess of 0.150% of the principal amount of the notes.

        The expenses of the offering, including our application to list the notes on the NYSE but not including the underwriting discounts, payable by us are estimated at $1.5 million.

        The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the notes and in total:

	Per Note	Total
Underwriting discounts	0.400%	€2,300,000

        The notes are a new issue of securities with no established trading market. We intend to apply for listing of the notes for trading on the NYSE. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. The underwriters may make a market in the notes after completion of the offering but will not be obligated to do so and may discontinue any market-making activities at any time without notice.

        In connection with the issue of the notes, Merrill Lynch International (in this capacity, the "Stabilizing Manager") may over-allot notes or effect transactions with a view to supporting the market price of the notes at a higher level than that which may otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made, and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. The underwriters have advised us that any stabilization action commenced will be carried out in accordance with applicable laws and regulations.

        Any stabilization action may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of stabilization actions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any stabilizing action, it may discontinue them at any time.

        We expect that delivery of the notes will be made against payment therefor on the date specified on the cover of this prospectus supplement, which will be the fifth business day following the trade date of the notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Purchasers who wish to trade any notes on any date prior to three business days before delivery will be required by virtue of the fact that the notes initially will settle in five business days (T + 5), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult with their own advisor.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, certain of the underwriters or their affiliates are agents and/or lenders on our multicurrency revolving credit facility, for which they received customary compensation. Affiliates of Merrill Lynch International act as the administrative agent and a joint lead arranger and lender under our multicurrency revolving credit facility; affiliates of J.P. Morgan Securities plc act as a co-syndication agent and a joint lead arranger under our multicurrency revolving credit facility and affiliates of MUFG Securities EMEA plc act as a co-syndication agent and a joint lead arranger under our multicurrency revolving credit facility.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect the future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        Certain of the underwriters or their affiliates may be holders of the 3.000% senior notes due 2016 and/or the 4.585% series B euro notes due 2016, and to the extent that such notes are repaid by us, will receive a portion of the net proceeds of this offering.

Selling Restrictions

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

        Any underwriter that is not a broker-dealer registered with the SEC will only make sales of the notes in the United States through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of notes to the public in that Relevant Member State other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of the above provisions, the expression an "offer of notes to the public" in relation to any of the notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

        Each underwriter has represented and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Law No. 25 of 1948, as amended, the "FIEL") and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore ("Regulation 32").

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Notice to Prospective Investors in Switzerland

        The notes are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this prospectus supplement nor any accompanying prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the underwriters thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This prospectus supplement and accompanying prospectus may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this prospectus supplement and accompanying prospectus or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.

LEGAL MATTERS

        The validity of the notes will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters relating to the notes will be passed upon for the underwriters by Mayer Brown LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        With respect to the unaudited financial information of Ecolab Inc. for the three-month periods ended March 31, 2015 and 2014, the six-month periods ended June 30, 2016 and 2015, and the nine-month periods ended September 30, 2016 and 2015, incorporated by reference into this prospectus supplement and the accompanying prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 5, 2016, August 4, 2016, and November 3, 2016, incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated into this prospectus supplement and the accompanying prospectus by reference to the Ecolab Inc. Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

Debt Securities

        We may offer debt securities from time to time, in one or more offerings. We will provide the specific terms of any offering and debt securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        We may offer and sell debt securities on an immediate, continuous or delayed basis directly to investors or to or through underwriters, dealers or agents, or through a combination of these methods.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering.

        Investing in debt securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in the prospectus supplement relating to any specific offering of debt securities and in other documents that we file with the Securities and Exchange Commission (the "SEC"). See "Risk Factors" on page 2 of this prospectus.

        Neither the SEC nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 12, 2015.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, Ecolab may, from time to time, sell debt securities as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of, among other things, the debt securities that Ecolab may offer. Each time that debt securities are sold, a prospectus supplement or free writing prospectus containing specific information about the terms of that offering and the particular debt securities will be provided. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and in any free writing prospectus issued by us. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Ecolab is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

        Unless otherwise stated or the context otherwise requires, references in this prospectus to "Ecolab," "we," "our," "us," "the Company" or similar references are to Ecolab Inc. and its consolidated subsidiaries, which, prior to December 1, 2011, did not include Nalco Holding Company and its subsidiaries and, since December 1, 2011, has included Nalco Holding Company and its subsidiaries. References to "Nalco" refer to Nalco Holding Company and its consolidated subsidiaries.

RISK FACTORS

        Investing in debt securities involves risks. Before investing in debt securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled "Risk Factors" in any prospectus supplement, in our most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to such Annual Report on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in our other filings with the SEC. These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC, including the registration statement of which this prospectus is a part, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC Public Reference Room in Washington, D.C. by calling the SEC at (800) 732-0330. Our filings are also available to the public from the website maintained by the SEC at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange (the "NYSE") under the trading symbol "ECL." Our reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        The SEC's rules allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Information that we file subsequent to the date of this prospectus with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the initial filing of this registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013;

  •
  our Quarterly Reports on Form 10-Q for the periods ended March 31, 2014, June 30, 2014 and September 30, 2014; and

  •
  our Current Reports on Form 8-K filed on February 27, 2014, April 14, 2014, May 9, 2014 and December 3, 2014.

        In addition, the following is also incorporated by reference into this prospectus: (i) the audited consolidated balance sheet of Nalco as of December 31, 2010 and the consolidated statements of operations, equity and cash flows of Nalco for the year ended December 31, 2010, and notes related thereto and (ii) the unaudited condensed consolidated balance sheet of Nalco as of September 30, 2011 and the condensed consolidated statements of operations and cash flows of Nalco for the three and nine-month periods ended September 30, 2011 and 2010, and notes related thereto, each of which is included as an exhibit to our Current Report on Form 8-K filed on December 2, 2011.

        We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise. You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or orally. To receive any such copy, call or write:

Ecolab Inc.
370 Wabasha Street North
St. Paul, Minnesota 55102
Attn: Corporate Secretary
1-800-232-6522

        Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

        General information about Ecolab, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.ecolab.com/investor as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings.

FORWARD-LOOKING STATEMENTS

        This prospectus, and the documents incorporated herein by reference, may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those of such forward-looking statements. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. In this prospectus, and the documents incorporated by reference herein, we discuss expectations regarding our business, financial condition and results of operations. Without limiting the foregoing, words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "we believe," "we expect," "estimate," "project" (including the negative or variations thereof) or similar terminology, generally identify forward-looking statements.

Forward-looking statements may also represent challenging goals for us. These statements, which represent our expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such forward-looking statements. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made.

        Additional risks and uncertainties that may affect operating results and business performance are set forth under Item 1A of Ecolab's Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2014, June 30, 2014 and September 30, 2014, which are incorporated by reference herein, and include:

  •
  the continued vitality of the markets we serve, including oil and gas drilling, completion and stimulation; oil and gas production; and refinery and petrochemical plant markets served by our Global Energy segment, which may be impacted by substantial fluctuations in oil and gas prices;

  •
  the impact of worldwide economic factors such as the economy, capital flows, interest rates and foreign currency risk;

  •
  our ability to complete the integration of the businesses of Ecolab, Nalco and Champion and to fully realize the anticipated benefits of these transactions;

  •
  our dependence on key personnel to lead our business;

  •
  our ability to execute on key business initiatives including investments in ERP systems to integrate and streamline our processes and to improve our competitiveness;

  •
  information technology system failures, network disruptions and breaches in data security;

  •
  political, economic and legal risks relating to our non-U.S. operations;

  •
  the costs and effects of complying with laws and regulations relating to the environment, including evolving climate change standards, and to the manufacture, storage, distribution, sale and use of our products, as well as to the conduct of our business generally, including employment and labor laws;

  •
  the lawsuits in which our subsidiaries are defendants which could expose us to monetary damages or settlement costs;

  •
  claims relating to products and services we supply, including pending claims relating to the use of our products during the response to the Deepwater Horizon oil spill;

  •
  our ability to develop competitive advantages through value, innovation and customer support;

  •
  fluctuations in the supply or cost of raw materials and delivered products;

  •
  future events may impact our deferred tax position, including the utilization of foreign tax credits and undistributed earnings of international affiliates that are considered to be reinvested indefinitely;

  •
  our indebtedness which will impact our financial flexibility;

  •
  the ability to acquire and effectively integrate complementary businesses;

  •
  restraints on pricing flexibility due to contractual obligations;

  •
  public health outbreaks;

  •
  we incur significant expenses related to the amortization of intangible assets and may be required to report losses resulting from the impairment of goodwill or other assets recorded, each in connection with completed or future acquisitions;

  •
  the recoverability of deferred tax assets;

  •
  chemical spills or releases;

  •
  the occurrence of litigation or claims;

  •
  the loss or insolvency of a major customer or distributor;

  •
  acts of war, terrorism or hostilities, natural or man-made disasters, water shortages or severe weather conditions which impact our markets; and

  •
  other uncertainties or risks reported from time to time in our reports to the SEC.

        You should carefully consider all of the information in or incorporated by reference in this prospectus and any accompanying prospectus supplement prior to investing in debt securities. Additional risk factors may be included in a prospectus supplement or free writing prospectus relating to a particular series or offering of debt securities. Except as may be required under applicable law, we undertake no duty to update our forward-looking statements.

ECOLAB INC.

        With 2013 sales of $13.3 billion, we are the global leader in water, hygiene and energy technologies and services that protect people and vital resources. We deliver comprehensive programs and services to promote safe food, maintain clean environments, optimize water and energy use and improve operational efficiencies for customers in the food, energy, healthcare, industrial and hospitality markets in more than 170 countries. Our cleaning and sanitizing programs and products, pest elimination services, and equipment maintenance and repair services support customers in the foodservice, food and beverage processing, hospitality, healthcare, government and education, retail, textile care and commercial facilities management sectors. Our chemicals and technologies are also used in water treatment, pollution control, energy conservation, oil production and refining, steelmaking, papermaking, mining and other industrial processes.

        Our principal executive offices are located at 370 Wabasha Street North, St. Paul, Minnesota 55102. Our telephone number at our principal executive offices is 1-800-232-6522. Our Internet website address is www.ecolab.com. The information contained on our website is not incorporated by reference in this prospectus.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement or other offering material, we intend to use the net proceeds from the sale of our debt securities for general corporate purposes. General corporate purposes may include repayment of debt, repurchase of shares of our common stock, capital expenditures, acquisitions and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term or revolving debt until they are used for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges(1)	5.83x	4.78x	3.92x	6.42x	8.06x	6.75x

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and income or loss from equity investees plus fixed charges. Fixed charges consist of gross interest expense and amortized premiums and discounts plus an amount equivalent to interest included in rental charges.

 DESCRIPTION OF DEBT SECURITIES

        As used in this "Description of Debt Securities" section of this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. As used in this "Description of Debt Securities" section of this prospectus, references to "Ecolab," "we," "our," "us," "the Company" or similar references are to Ecolab Inc., the issuer of the debt securities. We may offer secured or unsecured debt securities which may be senior or subordinated and which may be convertible or non-convertible. Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, debt securities will be issued in one or more series under an indenture to be entered into between Ecolab Inc. and Wells Fargo Bank, National Association, as trustee, a form of which indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

        The following description briefly summarizes certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement or free writing prospectus and the extent, if any, to which the general terms and provisions described below may apply to such debt securities will be described in the applicable prospectus supplement or free writing prospectus. The terms of the debt securities will include those set forth in the applicable indenture and the applicable indenture supplement or company order, if any, and those made a part of the applicable indenture by the Trust Indenture Act of 1939, as amended. You should read the description below, the applicable prospectus supplement or free writing prospectus and the provisions of the applicable indenture and the applicable indenture supplement or company order, if any, in their entirety before investing in any of the debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding terms and provisions of the applicable indenture, any applicable indenture supplement or company order and any debt securities are summaries thereof, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable indenture and any such supplements, company orders and debt securities, including the definitions therein of certain terms.

        Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. The prospectus supplement or free writing prospectus relating to any series of debt securities will describe the specific terms of such debt securities. Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, the issuer of debt securities of a particular series may issue additional debt securities of such series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement or free writing prospectus. Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, the debt securities will not be listed on any securities exchange.

        We expect the debt securities to be issued in fully registered form without coupons. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement or other offering material, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

        Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or free writing prospectus. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement or other offering material.

        The debt securities and the indentures under which the debt securities are issued will be governed by and construed in accordance with the law of the State of New York.

        We anticipate appointing Wells Fargo Bank, National Association, the trustee under the indenture, to act as the paying agent, conversion agent, registrar and custodian with regard to the debt securities. Wells Fargo Bank, National Association and its affiliates currently provide, and may in the future provide, banking and other services to us and our subsidiaries in the ordinary course of their respective businesses. We may also appoint a different trustee with respect to one or more series of debt securities.

PLAN OF DISTRIBUTION

        We may sell the debt securities being offered hereby in one or more of the following ways from time to time:

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  to underwriters for resale to purchasers;

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  directly to purchasers; or

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  through agents or dealers to purchasers.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

        The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, for any securities offered hereunder will be identified in the applicable prospectus supplement.

        Underwriters, dealers or agents that participate in the offer of securities, or their affiliates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. ("FINRA"), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the securities offered hereunder.

 LEGAL MATTERS

        The validity of the debt securities offered by this prospectus and any prospectus supplement will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        With respect to the unaudited financial information of Ecolab Inc. for the three-month periods ended March 31, 2014 and 2013, the six-month periods ended June 30, 2014 and 2013, and the nine-month periods ended September 30, 2014 and 2013, incorporated by reference into this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 8, 2014, August 7, 2014 and October 30, 2014 incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated into this prospectus by reference to the Ecolab Inc. Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting of the Champion business Ecolab acquired as of December 31, 2013) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPERTS

        The consolidated financial statements of Nalco Holding Company and its subsidiaries as of December 31, 2010, and for the year ended December 31, 2010, incorporated into this prospectus by reference to Exhibit 99.5 of Ecolab's Current Report on Form 8-K filed on December 2, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

€575,000,000

Ecolab Inc.

1.000% Notes due 2024

Prospectus Supplement
December 1, 2016

Joint Book-Running Managers

BofA Merrill Lynch
J.P. Morgan
MUFG

Senior Co-Manager

Citigroup

Co-Managers

Mizuho Securities
UniCredit Bank